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                            SECURITIES PURCHASE AGREEMENT

    This SECURITIES PURCHASE AGREEMENT, is entered into as of August 18, 1995, by and among MYO DIAGNOSTICS, INC., a California corporation (the "Company") and ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD (the "Purchaser") and GERALD D. APPEL (the "Stockholder").

    In consideration of the premises and the mutual promises, representations, warranties, covenants and conditions set forth below, the parties hereto agree as follows:

                            ARTICLE 1. CERTAIN DEFINITIONS

    1.01 CERTAIN DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings:

    "Additional Shares" shall have the meaning set forth in Section 2.03.

    "Affiliate" of a specified Person means any Person who directly or indirectly controls or is controlled by, or is under common control with, such specified person.

    "Agreement" or this "Agreement" means this Securities Purchase Agreement including any Exhibits hereto.

    "Blue Sky Laws" means the securities laws and regulations of any political subdivision of the United States.

    "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California, USA or Toronto, Ontario, Canada are authorized by law to close.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    "Closing" shall have the meaning set forth in Section 2.01.

    "Closing Date" means 9:00 a.m., Los Angeles time, on August 18, 1995, or such later date as shall be agreed upon by the Company and the Purchaser.

    "Closing Shares" shall have the meaning set forth in Section 2.01.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.


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    "Common Stock" means the Common Stock of the Company.

    "Company Financial Statements" means (i) the audited balance sheet of the Company as at December 31, 1994, and the related audited statements of operations, shareholders' deficit and cash flows for the year then ended, together with the notes thereto and the report of Lever, Lippe, Hellie & Kaplan thereon, (ii) the unaudited balance sheets of the Company as at January 31, 1995, February 28, 1995 and March 31, 1995, and the unaudited income statement of the Company for the three months ended March 31, 1995, and (iii) the unaudited balance sheets of the Company as at May 31, 1995, and June 30, 1995, and the unaudited income statements of the Company for the months of May and June, 1995, copies of which are attached hereto as Exhibit A.

    "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities, encumbrances, taxes, fees, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence or alleged existence of Hazardous Material in, on, under or migrating to or from the Real Property or the existence or alleged existence of a violation or obligation arising under any Environmental Requirements.

    "Environmental Requirements" means all applicable statutes, laws, regulations, rules, ordinances, codes, licenses, permits, orders, standards, guidelines, policies and similar items of any governmental authority having jurisdiction and all applicable judicial, administrative and regulatory decrees, judgments and orders and common law relating to the protection of human health or the environment including, without limitation, all requirements pertaining to the reporting, licensing, permitting, use, handling, generation, storage, treatment, transportation, disposal, release, discharge, investigation and remediation of Hazardous Material.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

    "ERISA Affiliate" means any Person who is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.


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    "Hazardous Material" means any substance (i) the presence of which requires reporting, investigation or remediation under any applicable statute, regulation, ordinance, order, action, policy or common law; or (ii) which is defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any statute, regulation, rule, or ordinance of any governmental authority having jurisdiction; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority having jurisdiction; or (iv) the presence of which on the Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Real Property.

    "Holder" means the Purchaser and any holder of Registrable Securities to whom the Registration rights conferred by this Agreement have been transferred in compliance with Section 8.11 of this Agreement.

    "Hydra Transaction" means the subscription for, and sale by the Company of, 125,000 shares Common Stock, together with warrants to acquire an additional 200,000 shares of Common Stock pursuant to the terms and provisions of that certain Subscription Agreement, dated as of August 18, 1995, between the Company, Hydra Capital Corporation, and Gerald D. Appel.

    "Indemnified Party" shall have the meaning set forth in Section 8.08(c).

    "Indemnifying Party" shall have the meaning set forth in Section 8.08(c).

    "Latest Balance Sheet" means the latest balance sheet of the Company included in the Company Financial Statements.

    "License Agreement" means that certain Licensing Agreement, dated as of October 31, 1993, by and between the Company and the Licensor, as amended by Amendment No. One, Waiver & Consent, dated as of December 23, 1994..

    "Licensor" means Toomim Research Group, a partnership.

    "Ontco" means 1020826 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario, Canada.

    "Ontco Revenue Sharing Agreement" means that certain Agreement, dated as of June 1, 1993, between the Partnership, the Company and Ontco.

    "Partnership" means MYO Diagnostics, A Limited Partnership, a California partnership.


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    "Partnership Agreement" means the Partnership's Agreement of Limited
Partnership, dated as of September 17, 1991, as amended by Amendment to the Agreement of Limited Partnership, dated as of May 20, 1993, Amendment B to the Agreement of Limited Partnership, dated as of December 30, 1993, and Amendment C to Agreement of Limited Partnership, dated as of November 20, 1994.

    "Person" means an individual, firm, corporation, division, operation, partnership, joint venture, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity.

    "PN&M Fees" shall have the meaning set forth in Section 10.04.

    "Proprietary Rights" means patents, inventions, shop rights, knowhow, trade secrets, confidentiality agreements and confidential information; registered and unregistered trademarks, service marks, logos, corporate names, trade names, and other trademark rights; registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing.

    "Prior Agreement" means that certain Securities Purchase Agreement, dated as of December 23, 1994, by and among the Company, the Purchaser, the Stockholder, and Hershel Toomim.

    "Purchased Securities" means the Closing Shares, the Additional Shares, the Series C Warrant, and the Series C Warrant Shares.

    "Qualified Public Offering" means a firm commitment underwritten offer and sale by the Company of its Common Stock pursuant to a Registered public offering for an aggregate price to the public of not less than $5,000,000.

    "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

    "Real Property" means any real property owned or leased by the Company.

    "Register", "Registered" and "Registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement,

    "Registerable Securities" means (i) the 680,741 shares of Common Stock issued and sole by the Company to the Purchaser pursuant to the Prior Agreement,
(ii) the Series A Warrant Shares, (iii) the Series B Warrant Shares, (iv) the Shares and (v) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares


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referred to in the foregoing clause (i), (ii), (iii) and (iv) provided, however, that Registerable Securities shall not include any shares of Common Stock which have been previously Registered and sold to the public or which have been sold in a private transaction in which the transferor's rights under this Agreement were not transferred.

"Registration Expenses" means all expenses incurred in effecting any Registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees under Blue Sky Laws, and expenses of any regular or special audits incident to or required by any such Registration, and fees and disbursements of one counsel for the selling Holders, but shall not include Selling Expenses, fees and disbursements of additional counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

    "Restricted Securities" means any Registrable Securities required to bear the legend set forth in Section 4.06 of this Agreement.

    "Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

    "Rule 145" means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

    "Securities Act" means the Securities Act of 1933, as amended, and any similar successor federal statute and the rules and regulations thereunder, all as the same may be in effect from time to time.

    "Selling Expenses" means all underwriting discounts and selling commission applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than fees and disbursements of counsel included in Registration Expenses.)

    "Series A Warrant" means that certain Series A Warrant, dated December 23, 1994, for 100,000 shares of Common Stock, issued by the Company to the Purchaser, as the same may be amended from time to time, and any warrant or warrants issued in exchange therefor or in substitution thereof.

    "Series A Warrant Shares" means the shares of Common Stock issued or to be issued upon exercise of the Series A Warrant.


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    "Series B Warrant" means that certain Series B Warrant, dated December 23,
1994, for 83,333 shares of Common Stock, issued by the Company to the Purchaser, as the same may be amended from time to time, and any warrant or warrants issued in exchange therefor or in substitution thereof.

    "Series B Warrant Shares" means the shares of Common Stock issued or to be issued upon exercise of the Series B Warrant.

    "Series C Warrant" shall have the meaning set forth in Section 5.01(i).

    "Series C Warrant Shares" means the shares of Common Stock issued or to be issued upon exercise of the Series C Warrant.

    "Shares" means the Closing Shares, the Additional Shares, and the Series C Warrant Shares.

    "Significant Stockholder" means any stockholder (or one of a number of stockholders acting in concert) who beneficially owns, or in the aggregate with other stockholders acting in concert, directly or indirectly, more than 5% of the outstanding Common Stock or rights, options or warrants to acquire the same.

    "Taxes" means all federal, state, county, local, foreign and other taxes and governmental assessments, including but not limited to, income taxes, estimated taxes, withholding taxes, transfer taxes, excise taxes, real and personal property taxes, ad valorem taxes, payroll-related taxes, employment taxes, franchise taxes and import duties, together with any related liabilities penalties, fines, additions to tax and interest.

    "Tax Returns" means the Partnership's Form 1065 U.S. Partnership Return of Income for the period January 1, 1994, through December 18, 1994, and the Company's Form 1120 U.S. Corporation Income Tax Return for the year ended December 31, 1994, copies of which are attached hereto as Exhibit B.

                      ARTICLE 2. PURCHASE AND SALE OF SECURITIES

    2.01 CLOSING. On the terms and subject to the conditions set forth in this Agreement, at a closing (the "Closing") to be held on the Closing Date, and in reliance on the representations and warranties contained in this Agreement, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, 111,111 shares of Common Stock (the "Closing Shares") for an aggregate purchase price of $200,000. At the Closing, the Company shall issue and deliver to the Purchaser upon tender of the purchase price therefor, one or more certificates representing the Closing Shares.


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    2.02 ADDITIONAL SHARES. In the event that the PN&M Fees exceed $7,500, provided that the Closing has occurred and in reliance on the representations and warranties contained in this Agreement, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company such number of additional shares of Common Stock (the "Additional Shares") as shall equal the number of shares (rounded to the nearest full share) obtained by dividing the difference between the PN&M Fees and $7,500 by a per share purchase price of $1.80. Such purchase and sale shall occur promptly following the determination of the PN&M Fees, and the Company shall deliver to the Purchaser a certificate representing the Additional Shares against receipt of payment of an amount equal to the number of Additional Shares times $1.80.

    2.03 PLACE OF CLOSING. On the terms and subject to the conditions set forth in this Agreement, the Closing shall be held at the offices of Pircher, Nichols & Meeks, 1999 Avenue of the Stars, Los Angeles, California 90067 or at such other place as shall be mutually agreed upon by the Company and the Purchaser.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE
                             STOCKHOLDER AND THE COMPANY

    The Company and the Stockholder, jointly and severally, represents and warrants to the Purchaser as follows:

    3.01 ORGANIZATION AND GOOD STANDING, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own and lease its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly registered or qualified and in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business makes such registration or qualification necessary. The copies of the Company's Articles of Incorporation and Bylaws which have been furnished to Pircher, Nichols & Meeks, special counsel for the Purchaser, include all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Exhibit C hereto sets forth a true and complete list of the names of all directors of the Company and the names and offices held of all officers of the Company.

    3.02 SUBSIDIARIES. The Company does not own, beneficially or of record, any shares or capital stock of, or hold any other equity interest in, any Person, is not committed to purchase or acquire any such interest, and is not a participant in any joint venture, partnership or similar arrangement except that the Company is the legal and beneficial owner of all of the outstanding shares of Ontco. To the best knowledge of the Company and the Stockholder, (1) Ontco is a corporation duly organized, validly existing and in good standing under the laws of the Provence of Ontario, Canada, and has all requisite corporate power and authority to own and lease its properties and to carry on its business; (2) the only business conducted by Ontco was to enter into the Ontco Revenue Sharing Agreement, which has been terminated; and (3) Ontco has no assets or liabilities.

    3.03 DISSOLUTION OF THE PARTNERSHIP. The Company has purchased all of the Units held by all of the Unit Holders (as such terms are defined in the Partnership Agreement) in consideration of the issuance by the Company to the Unit Holders of an aggregate of 420,000 shares of Common Stock, no distributions or other amounts are due from the Partnership or the Company to the Unit Holders, the Partnership has been dissolved in accordance with the provisions of the Partnership Agreement and/or California law, all of the assets (including, without limitation, the License Agreement) of the Partnership have been distributed to the Company, and the Company has assumed all of the liabilities of the Partnership.

    3.04 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 6,282,410 shares are issued and outstanding, not including any shares issued or to be issued pursuant to the Hydra Transaction. The outstanding shares of Common Stock are owned by the stockholders and in the numbers set forth in Exhibit D hereto. Except for the Hydra Transaction, the Series A Warrant and the Series B Warrant and except as set forth in Exhibit E hereto, there are no authorized, issued or outstanding options, warrants, conversion privileges, preemptive rights or other rights, agreements, arrangements or understandings (whether or not presently exercisable) to purchase or otherwise acquire any Common Stock or other securities of the Company or other securities convertible into or evidencing the right to purchase or otherwise acquire any shares of such stock or other securities except for the rights in favor of the Purchaser created by this Agreement. All of the issued and outstanding shares of Common Stock are, and all shares issued upon the exercise of the Series A Warrant, the Series B Warrant, and all options and warrants described in Exhibit E hereto for the consideration set forth therein will be, duly authorized, validly issued, fully paid and nonassessable and were, or will be, issued in compliance with the Securities Act and all applicable Blue Sky Laws. Except as provided in this Agreement and the Prior Agreement and except as set forth in Exhibit E hereto,
(a) there are no shareholders' agreements, voting trusts, irrevocable proxies or similar arrangements by which any Person other than the shareholders of record of the Company in their individual capacities as such have or may acquire authority to vote any Common Stock or other securities of the Company, (b) there are no restrictions upon the sale, voting or transfer of any shares of Common Stock pursuant to the Company's Articles of Incorporation, Bylaws or other governing instruments or any agreement or other instrument to which the Company or the Stockholder is a party or by which it or any of them may be bound, (c) there are no preemptive or similar rights with respect to the Common Stock or any other securities of the Company and (d) the Company is under no obligation to redeem or repurchase any shares of Common Stock or other securities of the Company.

    3.05 AUTHORIZATION. The Company has all requisite power and authority to execute and deliver this Agreement, to issue and sell the Shares, to issue and deliver the Series C Warrant, and to perform its obligations hereunder. All corporate action on the part of the Company, its officers, directors and shareholders which is necessary for the authorization, issuance (or reservation for issuance), sale and delivery of the Shares, the issue and delivery of the Series C Warrant, the authorization, execution, delivery and performance of this Agreement, has been taken. The Stockholder has all requisite power, authority and capacity to execute and deliver this Agreement and to perform his obligations hereunder.

    3.06 VALIDITY AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and the Stockholder and constitutes, and the Series C Warrant when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company and, in the case of this Agreement, the Stockholder, enforceable against the Company and, in the case of this Agreement, the Stockholder in accordance with its terms, except as enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles and (b) to the extent the indemnification provisions contained in Article 8 hereof may be limited by applicable federal or state securities laws.

    3.07 VALID ISSUANCE OF SHARES. The Closing Shares, the Additional Shares, and the Series C Warrant Shares, when issued, sold and delivered in accordance with the terms of this Agreement or the Series C Warrant, as the case may be, for the consideration set forth herein or therein, will be duly and validly authorized and issued, fully paid, and nonassessable shares of Common Stock, and will be free of restrictions on transfer other than restrictions on transfer contained in this Agreement and under the Securities Act and applicable Blue Sky Laws. The Company has duly and validly reserved 1,333,333 shares of the Common Stock for issuance upon the exercise of the Series C Warrant plus such additional number of shares of Common Stock as may from time to time be issuable upon exercise of the Series C Warrant after giving effect to any adjustments in the number of shares issuable thereunder pursuant to the terms thereof.

    3.08 NO CONFLICT. The Company is not in violation of or default under its Articles or Incorporation or Bylaws or any provision of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject or any judgment, order writ or decree applicable to the Company. None of the execution and delivery of this Agreement by the Company or the Stockholder, the issuance and sale of the Shares, the issuance and delivery of the Series C Warrant, or the consummation of the transactions contemplated hereunder, will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets of the Company pursuant to the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject or (ii) violate any law, statute, rule, regulation, judgment or decree applicable to the Company. Except as set forth in Exhibit F hereto, no third party consents are required by the terms of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject for the execution and delivery of this Agreement, the issuance of the Shares, the issuance and delivery of the Series C Warrant, or the consummation of the transactions provided for herein.

    3.09 NO CONSENT OR APPROVAL REQUIRED. No consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by the Company or the Stockholder of this Agreement, the issuance and sale of the Shares, the issuance and delivery of the Series C Warrant or the consummation of the transactions provided for herein except the filing of any notice of sale required to be filed under Regulation D adopted by the Commission or such post-closing filings as may be required under applicable Blue Sky Laws, which will be timely filed within the applicable periods provided therefor.

    3.10 FINANCIAL STATEMENTS. The Company Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are complete and correct in all material respects, and present fairly the financial condition of the Company and its results of operations as of the dates and for the periods indicated.

    3.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the Latest Balance Sheet or set forth in
Schedule 3.11 hereto, at the date of the Latest Balance Sheet, the Company did not have any material obligation or liability of any kind (whether accrued, absolute, contingent, unliquidated, civil, criminal or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles.

    3.12 ABSENCE OF CERTAIN CHANGES OR EVENTS.

    Since the date of the Latest Balance Sheet and except as set forth in
Schedule 3.12, the Company has been operated in the ordinary course of business, and there has not been:

         (a) Any change in the assets, liabilities, obligations, financial condition or results of operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse;

         (b) Any material change (individually or in the aggregate) in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;

         (c) Any change in material standards, principles, policies or practices (including, without limitation, financial or financial reporting and accounting methods and practices) relating to the Company's business;

         (d) Any sale, assignment, lease or other transfer or disposition of any assets of the Company other than in the ordinary course of business;

         (e) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects or financial condition of the Company;

         (f) Any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the business, properties, prospects or financial condition of the Company;

         (g) Any termination, amendment or modification of any material contract or arrangement to which the Company is a party or by which it is bound;

         (h) Any sale, assignment, license, or other transfer or disposition of any Proprietary Rights;

         (i) Any resignation or termination of employment of any officer or key employee of the Company or any termination of any consulting arrangement to which the Company is a party;

         (j) Any mortgage, pledge, grant of a security interest in, or lien, created by the Company with respect to any of its properties or assets, except liens for current property taxes not yet due and payable;

         (k) Any waiver or compromise by the Company of any valuable right or of a material debt owed to it;

         (i) Any loans or advances to, guaranties for the benefit of, or investments in, any Person (other than customary travel advances in accordance with past practices);

         (m) Any general increase in the salary or other compensation of the Company's employees, officers, directors, or consultants, or any specific increase in the salary or other compensation of any such employee, officer, director, or consultant, whose combined salary and other compensation after such increase would be in excess of $30,000;

         (n) Any adoption of, or change in, any executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement or other employee benefit plan or arrangement.

         (o) Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Common Stock;

         (p) Any issue or sale by the Company of any shares of Common Stock or other securities or any purchase by the Company of any shares of Common Stock or other securities;

         (q) Any other event or condition (individually or in the aggregate) of any character that has materially and adversely affected the Company's business or prospects; or

         (r) Any agreement or commitment by the Company to do any of the things described in this Section 3.12.

    3.13 CONTRACTS AND COMMITMENTS. Except as set forth in Schedule 3.13 hereto, the Company is not a party to any contract, agreement, lease, commitment, or proposed transaction, written or oral, other than (1) contracts for the purchase of supplies and services that were entered to in the ordinary course of business and that do not provide for aggregate payments in excess of $25,000, and do not extend for more than one year from the date hereof, (2) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than 30 days' notice without any cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the business of the Company. For the purposes of this Section, employment and consulting contracts, collective bargaining agreements, and licensing agreements and other agreements relating to the acquisition of disposition of the Company's Proprietary Rights (other than standard end-user license agreements), shall not be considered to be contracts entered into in the ordinary course of business. The Company has delivered to Pircher, Nichols & Meeks, special counsel to the Purchaser, true and complete copies of all contracts and agreements, including all amendments thereto, listed in Schedule 3.13. All contracts, agreements, leases and commitments referred to in Schedule 3.13 are valid and enforceable in accordance with their respective terms for the periods stated therein, and there is not under any of them any existing breach, default, or event of default by the Company or, to the best knowledge of the Company and the Stockholder, by any other party thereto, or event which with notice or lapse of time would constitute a default nor has any party thereto given notice of or made a claim with respect to any breach or default. Neither the Company nor the Stockholder has any knowledge of any existing laws, regulations or decrees, which materially and adversely affect, or may materially and adversely affect any of such contracts, agreements, leases, or commitments or the business, properties, operations or condition, financial or other, of the Company.

    3.14 TITLE TO PROPERTY AND ASSETS; LEASES. The Company does not own any real property. Except (1) as reflected in the Financial Statements, (2) for liens for current taxes not yet delinquent, (3) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (4) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its assets free and clear of all mortgages, liens, claims, security interests, and encumbrances. The Company's only lease of real property is the lease (described in Schedule 3.13) for its premises at 3710 South Robertson Boulevard, Suite 212 and Suite 220, Los Angeles, California 90232 with which lease the Company is in compliance.

    3.15 ADEQUACY OF ASSETS. The Company owns or has a valid leasehold interest in all assets, properties, real and personal, contract rights, licenses and Proprietary Rights necessary for the continued operation of the Company in substantially the same manner in which it has been and is now operating.

    3.16 LITIGATION. Except as set forth in Schedule 3.16, there is no action, suit, proceeding, or investigation pending or, to the best knowledge of the Stockholder and the Company, threatened, against or affecting the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, financial condition or operating results of the Company, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employees, their obligations under any agreements with prior employees, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to or, to the best knowledge of the Company and the Stockholder, named in any order, writ, injunction, judgment or decree of any court, governmental agency, or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

    3.17 TAXES. All returns and reports of all Taxes required to be filed by the Company have been filed, and all such returns and reports, including without limitation, the Tax Returns, are true, correct and complete in all material respects, and all Taxes payable pursuant thereto have been paid. No deficiency or adjustment in respect of any Taxes which was assessed against the Company remains unpaid and no such claim or assessment is pending or, to the best knowledge of the Company and the Stockholder, threatened. The Company has made all withholdings of Taxes required to be made under all applicable federal, state and local tax regulations and such withholdings have either been paid to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of the Company. No provision for income taxes payable is required to be reflected on the Latest Balance Sheet. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of the Company, and to the best knowledge of the Company and the Stockholder, there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Latest Balance Sheet. The Company has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code.

    3.18 PROPRIETARY RIGHTS. The Company owns or possesses adequate licenses or other rights to all Proprietary Rights necessary for the conduct of the business of the Company as presently conducted and as proposed to be conducted without, to the best knowledge of the Company and the Stockholder, any conflict with or infringement of, the Proprietary Rights of any other Person. Schedule 3.18 contains a complete list of all Proprietary rights of the Company. Except as set forth in Schedule 3.18 and except for standard end-user agreements, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to its Proprietary Rights or the Proprietary rights of any other Person. Neither the Company nor the Stockholder has received any notice or other communication alleging that the Company has violated, or, by conducting its business as presently conducted and proposed to be conducted, would violate any Proprietary Rights of any other Person. Neither the Company nor the Stockholder is aware that any of the Company's employees or consultants is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of the Company or that would conflict with its business as presently conducted and proposed to be conducted. Neither the execution and delivery of this Agreement, nor the carrying on of the business of the Company by its employees and consultants, nor the conduct of the Company's business as presently conducted and proposed to be conducted, will, to the best knowledge of the Company and the Stockholder, conflict with or result in a breach of, or constitute a default under, any contract covenant or agreement under which any of such employees or consultants is now obligated.

    3.19 MANUFACTURING AND MARKETING RIGHTS. Except as set forth in Schedule
3.13 and Schedule 3.19, the Company has not granted rights to manufacture, produce, assemble, license, market or sell its products or services to any other Person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products and services.

    3.20 EMPLOYEES. Schedule 3.20 sets forth the names and current annual or monthly compensation rates of all employees of the Company. There are no material controversies pending or, to the best knowledge of the Company and the Stockholder, threatened, between the Company and any of its employees, former employees or applicants for employment. The Company has complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, federal immigration law, and the payment of social security and similar taxes and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. None of the employees of the Company are covered by any collective bargaining agreement and, to the best knowledge of the Company and the Stockholder, there are no organizational efforts currently being made or threatened involving any employees of the Company. Except as set forth in Schedule 3.20, the Company is not a party to or bound by any currently effective employment agreement, contract, deferred compensation arrangement, bonus plan, incentive compensation plan, profit sharing plan, retirement agreement, stock option agreement, stock option plan, group life, hospitalization or disability insurance, severance policy or other employee compensation agreement or arrangement. The Company is not aware that any officer or key employee intends to terminate his or her employment by the Company, nor does the Company have any present intention to terminate the employment of any such officer or key employee. Subject to general principles relating to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

    3.21 ERISA. The Company does not maintain or contribute to and is not obligated to contribute to, and has never maintained or contributed to or been obligated to contribute to, (i) any employee plan that is subject to the provisions of Title IV of ERISA or subject to the minimum funding standards of
Section 412 of the Code; (ii) any "multi-employer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) any "single employer plan" as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Company or any ERISA Affiliate and at least one other Person or (b) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

    3.22 TRANSACTIONS WITH MANAGEMENT. Except as set forth in Schedule 3.22, the Company is not a party to any contract, lease, agreement or other commitment with any officer, director or shareholder of the Company or any Affiliate of any such Person, and there are no loans outstanding from the Company to, or to the Company from, any such Person or any Affiliate of any such Person.

    3.23 REGISTRATION RIGHTS. Except as set forth in Schedule 3.23 and except as provided in this Agreement and the Prior Agreement, the Company is not obligated to Register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

    3.24 PERMITS, COMPLIANCE WITH LAWS. The Company holds all permits, licenses, consents and authorizations issued by any government or governmental authority which are material and necessary in connection with the conduct of the business of the Company. The Company is not in default in any material respect under any such permit, license, consent or authorization. The conduct of the business of the Company as presently conducted complies in all material respects with all applicable laws, ordinances, regulations and orders, including, without limitation, all Environmental Requirements. The Company has not received any notice of any violation of any law, ordinance, regulation or order applicable to the Company or the business conducted by it.

    3.25 ENVIRONMENTAL MATTERS. There has been no "release or threatened release of a hazardous substance" (as defined in CERCLA) or any other release, emission, disposal or discharge into the environment or any use, storage, transport or handling (collectively, "activities") of Hazardous Material on, under, about or from the Real Property other than those activities which have not resulted and could not reasonably be expected to result in any material liability on the part of the Company. To the best knowledge of the Company and the Stockholder, all "hazardous waste" (as defined in RCRA and the regulations thereunder) generated at the Real Property have been disposed of at sites which maintain valid permits under RCRA and any other applicable Environmental

Requirement. To the best knowledge of the Company and the Stockholder, there are no underground tanks, PCBs or asbestos containing materials on the Real Property. The Company has no notice of any pending formal or informal assertion by any governmental agency or other Person that the Company or any predecessor business or owner or operator of the Real Property may be a responsible or potentially responsible party in connection with any violation or obligation arising under any Environmental Requirement at any site or facility (including the Real Property itself.) Schedule 3.25 sets forth a list of all documents pertaining to the environmental conditions (actual, potential or threatened) of any of the Real Property including, without limitation, all environmental reports, assessments and audits and all notices, orders, permits or any other documents from any governmental authority which refer or relate to any environmental condition of the Real Property or any personal property owned or leased by the Company or which relate to any actual or potential liabilities or obligations arising out of such environmental conditions.

    3.26 ADVERSE AGREEMENTS. The Company is not a party to or subject to any contract, agreement or commitment or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, law, rule or regulation which adversely affects, or could reasonably be expected to adversely affect, the business, operations, prospects, properties, assets or condition, financial or other, of the Company.

    3.27 NO BROKERS OR FINDERS. Neither the Company nor the Stockholder has retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

    3.28 BOOKS AND RECORDS. The books, records and work papers of the Company are complete and correct, have been maintained in accordance with good business practice and accurately reflect the bases for the financial condition and results of operations of the Company set forth in the Company Financial Statements.

    3.29 DISCLOSURE. The Company has provided the Purchaser with all the information reasonably available to it without undue expense that the Purchaser has requested for deciding whether to purchase the Shares and all information that the Company believes is reasonably necessary to enable the Purchaser to make such decision. None of this Agreement, the Company Financial Statements, or any other written documents, statements or certificates made or delivered to the Purchaser in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. Neither the Company nor the Stockholder has knowledge of any liability, contingent or otherwise, not disclosed in the Company Financial Statements or other document delivered to the Purchaser in connection herewith that materially affects the financial position or results of operations of the Company or the Projections.

              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    The Purchaser represents and warrants to the Company as follows:

    4.01 REQUISITE POWER AND AUTHORITY. The Purchaser has all necessary power and authority under all applicable provisions of law to execute, deliver and perform this Agreement; all actions on the Purchaser's part required for the lawful execution, delivery and performance of this Agreement have been or will be duly and effectively taken prior to the Closing Date; and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles and (b) to the extent the indemnification provisions contained in Article 8 hereof may be limited by applicable federal or state securities laws.

    4.02 PURCHASE FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by its execution of this Agreement the Purchaser hereby confirms, that the Purchased Securities are being acquired by the Purchaser for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Purchased Securities or any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Purchased Securities.

    4.03 RELIANCE UPON PURCHASER'S REPRESENTATIONS. The Purchaser understands that the Purchased Securities at the time of issuance may not be: (1) registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 3(b) thereof and Regulation D promulgated thereunder, or (2) qualified with the Commissioner of Corporations of the State of California on the ground that the sale provided for in this Agreement and the issuance of securities is exempt from such qualification pursuant to Section 25102(f) of the California Corporate Securities Law, and that the Company's reliance on such exemptions is predicated in part on the Purchaser's representations set forth herein.

    4.04 INVESTOR EXPERIENCE. The Purchaser represents that it is experienced in evaluating and investing in companies in the development stage, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchased Securities, and has the ability to bear the economic risks of its investment.

    4.05 ACCESS TO INFORMATION. The Purchaser believes that it has had access, during the course of the transaction and prior to its purchase of the Purchased Securities hereunder, to all information as it deems necessary or appropriate (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) and that the Purchaser has had, during the course of the transaction and prior to its purchase of the Purchased Securities hereunder, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access. The foregoing, however, does not limit or modify the representations and warranties of the Company and the Stockholder contained in Article 3 of this Agreement or the right of the Purchaser to rely thereon.

    4.06 RESTRICTED SECURITIES. The Purchaser understands that the Purchased Securities, or any portion thereof, may not be sold, transferred, or otherwise disposed of without Registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Purchased Securities or an available exemption from Registration under the Securities Act, the Purchased Securities must be held indefinitely. In particular, the Purchaser is aware that the Purchased Securities may not be sold pursuant to Rule 144 unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

    4.07 RESTRICTIVE LEGEND. Each certificate representing Shares may bear the following legend:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL (WHO

    MAY BE COUNSEL TO THE COMPANY) OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

    4.08 PUBLIC SALE. The Purchaser agrees not to make, without the prior written consent of the Company, any public offering or sale of the Purchased Securities although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which the Company effects its initial registered public offering pursuant to the Securities Act,
(ii) the date on which the Company becomes a registered company pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended, or (iii) December 23, 1999.

                  ARTICLE 5. CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                   OF THE PURCHASER

    5.01 CLOSING. The obligation of the Purchaser to purchase the Closing
Shares is subject to the satisfaction at or prior to the Closing Date of each of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Purchaser):

    (a) Accuracy of Representations and Warranties. The representations and warranties of the Company and the Stockholder contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

    (b) Performance of Agreements. The Company and the Stockholder shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them on or prior to the Closing Date.

    (c) Stockholder Certificate. The Stockholder shall have furnished the Purchaser with a certificate, dated the Closing Date, to the effect that (i) the representations and warranties of the Stockholder contained herein are true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date and (ii) the Stockholder has performed and complied with all covenants and conditions contained in this Agreement to be performed or complied with by him on or prior to the Closing Date.

    (d) Company Certificate. The Company shall have furnished the Purchaser with a certificate, dated the Closing Date, of the President of the Company (i) to the effect that the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date and (ii) to the effect that the Company has performed and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it on or prior to the Closing Date.

    (e)  Charter Documents. There shall have been delivered to the Purchaser
(i) a Certificate, dated within ten days of the Closing Date, of the Secretary of State of the State of California listing all charter documents of the Company on file in the office of said Secretary of State and (ii) copies of all amendments, if any, to the Articles of Incorporation of the Company filed with the Secretary of State of the State of California on or after December 21, 1994, certified as true and correct by the Secretary of State of the State of California within ten days of the Closing Date.

    (f) Good Standing Certificates. There shall have been delivered to the Purchaser (i) a Certificate, dated within ten days of the Closing Date, of the Secretary of State of the State of California with respect to the incorporation, subsistence and good legal standing of the Company, and (ii) a letter, dated within ten days of the Closing Date, of the California Franchise Tax Board as to the good standing and entitlement to transact business of the Company.

    (g) Secretary's Certificate of the Company. There shall have been delivered to the Purchaser a Certificate, dated the Closing Date of the Secretary of the Company (i) to the effect that the Articles of Incorporation of the Company have not been amended since the date of the Certificate referred to in Section 5.01(e)(i) above, (ii) attaching a true and complete copy of the Bylaws of the Company as in effect on the Closing Date, (iii) attaching a true and complete copy of the resolutions of the Board of Directors of the Company approving the execution and delivery of this Agreement, the issuance and sale of the Purchased Securities and authorizing the consummation of the transactions contemplated herein.

    (h) Incumbency Certificate of the Company. There shall have been delivered to the Purchaser a Certificate, dated the Closing Date, with respect to the incumbency and signatures of all officers of the Company signing this Agreement and any other certificate, agreement or instrument delivered on behalf of the Company in connection with this Agreement or the Closing.

    (i) Series C Warrant. The Company shall have issued and delivered to the Purchaser a warrant, dated the Closing Date and expiring on August 30, 1996, substantially in the form of Exhibit G hereto (the "Series C Warrant").

    (j) Amendment to Series A Warrant. The Company shall have executed to the Purchaser an Amendment to Series A Warrant, dated the and substantially in the form of Exhibit H hereto.

    (k) Amendment to Series B Warrant. The Company shall have executed to the Purchaser an Amendment to Series B Warrant, dated the and substantially in the form of Exhibit I hereto.

    (l) Hydra Transaction. There shall have been delivered to the Purchaser evidence satisfactory to the Purchaser of the closing and funding of the Hydra Transaction.

    (m) Certificate and Estoppel The Licensor shall have executed and delivered to the Purchaser a Licensor's Estoppel Certificate, dated the Closing Date, and in the form of Exhibit J hereto.

    (n) Consents and Approvals. All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to the Purchaser.

    (o) No Litigation. No action, suit or proceeding shall be pending or threatened by or before any court or governmental body in which an unfavorable judgment, order or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or which could reasonably be expected to materially and adversely affect the assets, financial condition or results of operations of the Company, and no temporary restraining order or injunction shall have been issued by any such court or governmental authority restraining or prohibiting the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

    (p) Payment of Fees. The Company shall have paid the estimated fees and disbursements of Pircher, Nichols & Meeks, special counsel to the Purchaser, through the Closing Date.

    (q) Delivery of Certificates. The Company shall have delivered to the Purchaser the certificate(s) representing the Closing Shares in accordance with the provisions of Section 2.01.

    (r) Proceedings and Documents. All corporate and other proceedings to be taken by the Company or the Stockholder in connection with this Agreement and the consummation of the transactions contemplated hereby and all documents and instruments delivered by the Company or the Stockholder in connection therewith shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser shall have received such other documents and instruments as it may reasonably request in connection therewith.

                  ARTICLE 6. CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                    OF THE COMPANY

    6.01 CLOSING. The obligation of the Company to sell the Closing Shares is subject to the satisfaction at or prior to the Closing Date of each of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Company):

    (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

    (b) Consideration. The Purchaser shall have tendered the purchase price for the Closing Shares in accordance with the provisions of Section 2.01.

                                 ARTICLE 7. COVENANTS

    7.01 AFFIRMATIVE COVENANTS. The Company covenants and agrees that until the earlier of (1) the consummation of a Qualified Public Offering and (2) the date that the Holders of Registrable Securities hold fewer than 250,000 Shares:

    (a) Corporate Existence. The Company will, and will cause each of its subsidiaries (if any) at all times to maintain, preserve and renew its respective corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business except that the Company may dissolve Ontco.

    (b) Financial Statements. (1) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (A) a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants selected by the Company and reasonably acceptable to the Purchaser;
(B) a comparison of the financial statements for the most recent fiscal year to the financial plan required by Section 7.01 (c) hereof and (2) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's financial plan required by Section 7.01(c) hereof, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles; (C) as soon as practicable after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows for the Company and its subsidiaries, if any, for such month and for the current fiscal year of the Company to date, all subject to year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles: and (D) with reasonable promptness, such other information and data with respect to the Company and its subsidiaries (if any) as any Holder may from time to time reasonably request.

    (c) Annual Budget. At least 60 days prior to the beginning of each fiscal year of the Company, the Company shall furnish to each Holder a financial plan of the Company for such fiscal year, which financial plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year.

    (d) Inspection. The Company shall permit each Holder and its representatives, counsel and accountants to visit and inspect the Company's and its subsidiaries' (if any) properties, to examine the Company's and its subsidiaries' (if any) books of account and records (including, without limitation, working papers), and to discuss the Company's and its subsidiaries' (if any) affairs, finances and accounts with their respective officers, all at such reasonable times as may be requested by such Holder. The foregoing rights shall be in addition to all shareholder rights conferred by law.

    (e) Taxes. The Company will, and will cause each subsidiary (if any) to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon its income, profits, property, or business; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if adequate reserves are established therefor in accordance with generally accepted accounting principles, and provided further, that the Company or any such subsidiary shall pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

    (f) Maintenance of Properties. The Company will, and will cause each of its subsidiaries (if any) to, maintain their respective properties in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto. The Company will, and will cause each of its subsidiaries (if any) to, at all times comply with the provisions of all material leases to which it is a party or under which it occupied property so as to prevent any loss or forfeiture thereof or thereunder.

    (g) Insurance. The Company will, and will cause each of its subsidiaries (if any) to, keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated. The Company will, and will cause each of its subsidiaries (if any) to, maintain with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

    (h) Key-person Life Insurance. If requested by the Purchaser, the Company shall obtain from financially sound and reputable insurers term life insurance on the life of Gerald D. Appel in the amount of $1,000,000 and on the life of Daniel J. Levendowski in the amount of $1,000,000 and maintain such insurance unless otherwise agreed by the Purchaser. Such policies shall name the Company as loss payee and shall not be cancellable by the Company without the prior written approval of the Purchaser.

    (i) Books and Records. The Company will, and will cause each of its subsidiaries (if any) to, keep true records and books of account in which full, true and correct entries will be made of dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

    (j) Compliance. The Company will, and will cause each of its subsidiaries (if any) to, duly observe and conform to all valid requirements of governmental authorities relating to the conduct of its business or to its property or assets.

    (k) Use of Proceeds. The proceeds from the sale of the Closing Shares and the Additional Shares will be used for general corporate purposes. Notwithstanding the foregoing, none of such proceeds will be used to pay all or any part of the promissory notes described in Schedule 3.11 hereto.

    7.02 Negative Covenants. The Company covenants and agrees that until the earlier of (1) the consummation of a Qualified Public Offering and (2) the date that the Holders of Registrable Securities hold fewer than 250,000 Shares:

    (a) Amendments. The Company will not amend or permit any amendment of its Articles of Incorporation. The Company will not amend or permit any amendment of its By-Laws in any manner which would be materially adverse to the interests of the Holders of Registerable Securities.

    (b) Additional Stock. The Company will not authorize or issue any other class or series of stock in addition to Common Stock.

    (c) Dividends; Purchases. The Company will not, and will not permit any of its subsidiaries (if any) to, redeem, retire, purchase or otherwise acquire any shares of the Common Stock of the Company, and the Company will not declare or pay any dividend or make any other distribution on its Common Stock other than dividends payable solely in Common Stock and cash dividends payable out of retained earnings.

    (d) Loans and Investments. The Company will not make, and will not permit any of its subsidiaries (if any) to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned, directly or indirectly, by the Company.

    (e) Loans and Advances. The Company will not, and will not permit any of its subsidiaries to, make any loan or advance to any Person, including, without limitation, any employee, officer, director or shareholder of the Company or any of its subsidiaries, except for advances for reimbursable expenses to be incurred by any such employee, officer, or director.

    (f) Guaranties. The Company will not, and will not permit any of its subsidiaries to, directly or indirectly, guaranty any indebtedness or other obligations of any Person.

    (g) Merger. The Company will not, and will not permit any of its subsidiaries (if any) to, merge with or into or consolidate with any other corporation or entity except that (i) any wholly-owned subsidiary of the Company may be merged with or consolidated into any other wholly-owned subsidiary and
(ii) any wholly-owned subsidiary of the Company may be merged with or consolidated into the Company, provided that the Company shall be the surviving or resulting corporation.

    (h) Sale of Assets. The Company will not, and will not permit any of its subsidiaries (if any) to, sell, lease or otherwise dispose of, in any one transaction or in a series of related transactions, all or a substantial portion of its assets.

    (i) Compensation. The Company will not pay any salaries, bonuses, retirement benefits or other remuneration or grant any stock options, stock bonuses, or stock purchase plan rights to any Significant Stockholder of the Company or any subsidiary of the Company or any Affiliate of any of the foregoing except as approved by the unanimous vote of a Compensation Committee consisting of two certified public accountants and Howard Fullman (or if he is unable or unwilling to serve, a successor approved by the Company and the Purchaser).

    (j) Partnerships, etc. The Company will not and will not permit any subsidiary to enter into any partnership, joint venture or other similar arrangement for the sharing of income, profits or expenses, with any Person except that the foregoing shall not prohibit (1) the payment of commissions or other compensation to sales representatives and agents or (2) other contracts (other than any direct or indirect debt or equity financing) entered into by the Company in the ordinary course of business.

    (k) Other Investors. The Company will not agree to affirmative or negative covenants more favorable to an equity investor in the Company than those contained in this Article 7.

                   ARTICLE 8. REGISTRATION UNDER THE SECURITIES ACT

    8.01 NOTICE OF PROPOSED DISPOSITIONS. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.01. Prior to any proposed disposition of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement) the holder thereof shall give written notice to the Company of such Holder's intention to effect such disposition. Each such notice shall describe the manner and circumstances of the proposed disposition, and shall be accompanied (except in transactions intended to comply with Rule 144) by either
(a) a written opinion of legal counsel addressed to the Company and reasonably satisfactory in form and substance to the Company, to the effect that the proposed disposition of Restricted Securities may be effected without Registration of such Restricted Securities or (b) a "no action" letter from the Commission to the effect that such disposition without Registration of such Restricted Securities will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities disposed of as above provided shall bear the legend set forth in Section 4.06 of this Agreement, except that such certificate shall not bear such legend if (1) the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, (2) the transfer is in connection with a transaction intended to comply with Rule 144, or (3) an appropriate registration statement with respect to such Restricted Securities has been filed by the Company with the Commission and has been declared effective by the Commission; in those events, the Company shall cause new legended certificates to be issued promptly to the Holder in exchange for outstanding legended certificates.

    8.02 COMPANY REGISTRATION.

    (a) If at any time, or from time to time, the Company shall determine to Register any of its securities either for its own account or for the account of any holder of its securities (including a Holder) (other than pursuant to Section 8.03 or 8.05 hereof), other than a Registration relating solely to employee benefit plans, or a Registration relating solely to a Rule 145 transaction or a Registration on any Registration form that does not permit secondary sales, the Company will:

         (1)  promptly give to each Holder written notice thereof;

         (2) include in such Registration (and any related qualification under Blue Sky Laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 8.02(b) hereof. Any such written request may specify all or a part of a Holder's Registrable Securities.

    (b) If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 8.02(a) hereof. In such event, the right of a Holder to Registration pursuant to this Section 8.02 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.02, if the underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may limit the amount of Registrable Securities to be included in the Registration and underwriting, and the number of shares to be included in such underwriting or Registration shall be allocated as set forth in Section 13 hereof.

    8.03 DEMAND REGISTRATION.

    (a) At any time following the earlier of (1) December 23, 1999, and (2) one year after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the public, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 8.03) from any Holder or Holders that the Company file a registration statement under the Securities Act covering the Registration of at least 50% of the Registrable Securities, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that Holders have requested within 20 days after receipt of the Company's notice to be registered under the Securities Act. The Company shall be obligated to effect no more than two Registrations pursuant to this Section 8.03 and the Company shall not be obligated to effect any Registration pursuant to this Section 8.03 if the written request therefor is made within 12 months following the effective date of any previous registration statement filed by the Company pursuant to this
Section 8.03.

    (b) Notwithstanding the foregoing, the Company shall not be obligated to effect a Registration pursuant to Section 8.03(a) with respect to a proposed distribution of Registrable Securities by a Holder thereof (1) during the period starting with the date 30 days prior to the Company's estimated date of filing of, and ending on a date 90 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing of such Registration is made in good faith; (2) within a period of 180 days after the effective date of any previous Registration by the Company with respect to which Holders of Registrable Securities were given the opportunity pursuant to this
Article 8 of this Agreement, to include therein all Registrable Securities which were requested to be included therein; (3) if the Holders propose to dispose of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 8.05 hereof; or (4) if (i) in the good faith judgment of the Board of Directors of the Company, such Registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of a registration statement with respect to such Registration at such time, and (ii) the Company shall furnish to the Holders requesting such Registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Director of the Company it would be seriously detrimental to the Company for such registration statement to be filed in the near future, and that it is, therefore essential to defer such filing (except as provided in clause (1) above) for a period of not more than 180 days after the receipt of the such request, and provided further, that the Company may not defer its obligation in the manner provided in this clause (4) more than once in any 12-month period.

    (c) Any Registration statement filed pursuant to this Section 8.03 may, subject to the provisions of Section 8.13 hereof, include other securities of the Company with respect to which registration rights have been granted.

    8.04 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to Sections 8.02, 8.03 and 8.04 hereof, shall be borne by the Company. All Selling Expenses relating to the Registrable Securities so Registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of shares of Registrable Securities so Registered on their behalf.

    8.05 REGISTRATION ON FORM S-3. After its initial public offering, the Company shall use its best efforts to quality for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article 8, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such Registration if (1) the Company shall have delivered to such Holder an opinion of counsel to the Company, addressed to such Holder and reasonably satisfactory in form and substance to such Holder to the effect that such Registrable Securities proposed to be included may lawfully be so disposed of without Registration or (2) within a period of 180 days after the effective date of any previous such Registration. If a request complying with the requirements of this Section 8.04 is delivered to the Company, the provisions of
Section 8.03(a) shall apply to such Registration.

    8.06 REGISTRATION PROCEDURES. In the case of each Registration effected by the Company pursuant to this Article 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

    (a) Keep such registration effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such Registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be. offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (1) includes any prospectus required by Section 10(a)(3) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

    (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

    (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

    (d) Register or qualify the securities covered by such registration statement under the Blue Sky Laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered thereby;

    (e) At the time when any Registration statement pursuant to this Section 8 becomes effective, and at the time when any post-effective amendment thereto becomes effective, furnish to the Holder or Holders of the Registrable Securities being registered under such Registration statement, an opinion of counsel satisfactory to such Holder or Holders to the effect that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act,
(2) the Registration statement and the prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Securities Act, (3) such counsel has no reason to believe that the Registration statement, the prospectus, or any amendment or supplement thereto, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (4) the descriptions in the Registration statement, the prospectus and any amendment or supplement thereto of statutes, legal and governmental proceedings, and contracts or other documents are accurate and fairly present the information required to be shown, and such counsel does not know of any legal or governmental proceedings required to be described in the Registration statement, the prospectus or any amendment or supplement thereto which are not described as required, nor of any contracts or documents of a character required to be described in the Registration statement or prospectus or any amendment or supplement thereto, or to be filed as exhibits to the Registration statement which are not described and filed as required, provided that such counsel need not express any opinion as to the financial statements and schedules included in or omitted from any such Registration statement, prospectus or amendment or supplement thereto.

    (f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements therein not misleading or incomplete in the light of the circumstances then existing;

    (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

    (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

    (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions. of Section 11(a) of the Securities Act; and

    (j) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 8.03 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further than if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

    8.07 FURNISH INFORMATION. The Holder or Holders of Registrable Securities included in any Registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Article 8.

    8.08 INDEMNIFICATION.

    (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which Registration, qualification, or compliance has been effected pursuant to this Article 8; and each underwriter, if any, and each Person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 8.08(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

    (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company of such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 8.08(b) exceed the gross proceeds from the offering received by such Holder.

    (c) Each party entitled to indemnification under this Section 8.08 (the "Indemnified Party") shall give notice to the party required to provide indemnity (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Article 8, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

    (d) If the indemnification provided for in this Section 8.08 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party hereunder as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    (e) The obligations of the parties under this Section 8.08 shall survive the completion of the offering of Registrable Securities under the registration statement and otherwise.

    8.09 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

    8.10 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees, so long as any Holder owns Registrable Securities:

    (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first Registration under the Securities Act filed by the Company for a public offering of its securities;

    (b) File with the Commission in a timely manner all reports and other documents required of the company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

    (c) Furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

    8.11 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights of any
Holder under this Agreement including, without limitation, the registration rights under Article 8 and the rights of first refusal under Article 9 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 25,000 shares of Registrable Securities (as presently constituted and
subject to    subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned.

    8.12 LOCKUP AGREEMENT. The Holder of each certificate representing Registrable Securities by acceptance thereof agrees in connection with any Registration of the Company's securities that, upon the request of the Company or the underwriter(s) managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such Registration) without the prior written consent of the Company or such underwriter(s), as the case may be, for such period of time (not to exceed 180 days) from the effective date of such Registration as the Company or the underwriter(s) may specify, provided that all Holders and officers and directors of the Company are bound by and have entered into similar agreements. The obligations described in this Section 8.12 shall not apply to a Registration relating solely to employee benefit plans on Form S-1 or S-8 or similar forms that may be promulgated in the future or a Registration relating solely to a Rule 145 transaction on Form S-4 or any similar form promulgated in the future.

    8.13 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with Registration rights (the "Other Shares") requested to be included in a Registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata based upon total number of shares requested to be so included. In the event a Holder or other selling stockholder subsequently withdraws or reduces a request for inclusion in such Registration, the number of shares which may be so included shall be re-allocated in the same manner. The Company may not limit the number of Registrable Securities to be included in a Registration pursuant to this Agreement in order to accommodate the request of any Significant Stockholder to include more than 25% (prior to the application of the pro rata allocations provided for above) of the shares of Common Stock held by such Significant Stockholder, or with respect to Registrations under
Section 8.03 or 8.06 hereof, in order to include in such Registration securities registered for the Company's own account.

    8.14 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 8.

    8.15 SUSPENSION OF REGISTRATION RIGHTS. Except as set forth in subparagraph
(b) below, no Holder may request Registration pursuant to Section 8.03 at any time that all Registrable Securities held by such Holder may immediately be sold under Rule 144 during any 90-day period, provided, however, that the foregoing shall not be applicable in the case of any Holder who owns more than 2% of the outstanding Common Stock of the Company.

    (b) The provisions of subparagraph (a) above shall not apply to any Holder who owns more than 2% of the Company's outstanding Common Stock at the time of determination.

    8.14 PRIOR AGREEMENT. If the Closing occurs, effective from and after the Closing Date, the provisions of this Article 8 shall supersede the provisions of
Article 8 of the Prior Agreement.

                          ARTICLE 9. RIGHT OF FIRST REFUSAL

    9.01 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Holder who owns any Registrable Securities the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 9.O1) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities, assuming full conversion of all outstanding securities convertible into Common Stock and exercise of any option or warrant to purchase Common Stock held by said Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of all securities convertible into Common Stock and exercise of all outstanding rights, options and warrants to acquire Common Stock. Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

    (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provides that the term "New Securities" does not include (1) securities issued upon exercise of the Series A Warrant, the Series B Warrant or the Series C Warrant; (2) securities issued upon the exercise of any warrants or options described in Exhibit E hereto; (3) any borrowings, direct or indirect, from financial institutions or other Persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (4) not in excess of an aggregate of 400,000 shares of

Common Stock issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (5) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (6) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (1) through (5) above.

    (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have 20 days after receipt of such notice to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

    (c) In the event the Holders fail to exercise the right of first refusal within said 20-day period and after the expiration of the ten-day period for the exercise of the over-allotment provisions of this Section 9.01, the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement) to sell the New Securities respecting which the Holders' right of first refusal option set forth in this
Section 9.01 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to subsection (b) above. In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within 120 days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in subsection (b) above.

    (d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the first Qualified Public Offering provided that the Holders are offered the opportunity to purchase, in whole or in part, 10% of the Common Stock being sold in such sale.

    9.02 PRIOR AGREEMENT. If the Closing occurs, effective from and after the Closing Date, the provisions of this Article 9 shall supersede the provisions of
Article 9 of the Prior Agreement.

                         ARTICLE 10. MISCELLANEOUS PROVISIONS

    10.01 SURVIVAL. All covenants, agreements, representations and warranties of the Company, the Stockholder and the Purchaser contained in or made pursuant to this Agreement shall survive the

Closing and the sale, issuance and delivery of the Purchased Shares notwithstanding any investigation made by or on behalf of the Purchaser, the Company or the Stockholder.

    10.02. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of 662/3% or more of the Registerable Securities, provided that no consent under this Section 10.02 shall alter the provisions of this Agreement to reduce the percentage of the Registrable Securities which is required for any consent to any amendment or waiver without the consent of the Holders of all Registerable Securities. Any amendment or waiver effected in accordance with this Section 10.02 shall be binding upon each Holder of Purchased Securities, each future Holder of Purchased Securities and the Company.

    10.03 NON-WAIVER. No failure by or neglect of any party to this Agreement in any instance to exercise any right, power or privilege under this Agreement or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance.

    10.04 PAYMENT OF EXPENSES. Except as expressly provided in this Agreement to the contrary, whether or not the transactions contemplated by this Agreement are consummated, each party to this Agreement shall pay the fees and expenses of its counsel, accountants and other experts and all other expenses incurred by it, incident to the negotiation, preparation and execution of this Agreement and the performance by it of its obligations hereunder except that the Company shall pay the reasonable fees and disbursements of Pircher, Nichols & Meeks (the "PN&M Fees"), special counsel to the Purchaser, incurred by the Purchaser in connection with the negotiation, preparation and execution of this Agreement.

    10.05 NOTICES. All notices or other communications hereunder shall be in writing and shall be sufficiently given for all purposes when sent by first class United States mail, postage prepaid, registered or certified, or by any national express air courier which courier shall maintain written verification of actual delivery, or by delivering the same in person to any party hereto as follows:

    If to the Purchaser to:

         Ontario Municipal Employees Retirement Board
         One University Avenue, Suite 1000
         Toronto, Ontario M5J 2P1
         Canada
         Attention: Peter D. Friend
    with a copy to:

         Pircher, Nichols & Meeks
         1999 Avenue of the Stars
         Los Angeles, California 90067
         USA
         Attention: Larry M. Meeks, Esq.

    If to the Company to:

         Myo Diagnostics, Inc.
         3710 South Robertson Boulevard, Suite 212
         Culver City, California 90232 USA
         Attention: Gerald D. Appel
              President

or at such other address of which any such party shall have notified the party giving such notice in writing in accordance with the foregoing requirements. Notice so mailed shall be effective three Business Days following deposit or, if sooner, upon receipt. Notice given in any other manner permitted herein shall be effective only if and when received by the addressee.

    10.06 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives but shall not be assignable or delegable by any party without the prior written consent of the other parties hereto except that the Purchaser may assign its rights under this Agreement to any Affiliate of the Purchaser and as provided in Sections 8.11 and 9.01 of this Agreement. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors, permitted assigns, heirs, or legal representatives shall acquire or have any right, remedy or claim under or by virtue of this Agreement.

    10.07 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    10.08 ENTIRE AGREEMENT. This Agreement and the documents and instruments referred to herein contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all previous negotiations, understandings, agreements, or representations, written or oral, made by or among the parties, relating thereto.

    10.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed within such state.

    10.10 HEADINGS. The headings and subheadings used in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    10.11 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

    10.12 ADJUSTMENTS. In interpreting any provision of this Agreement which refers to a specific number of shares of Purchased Securities, such number shall be appropriately adjusted to account for stock splits, combinations and like events which may occur from time to time.

    10.13 WAIVER. The Purchaser (a) hereby waives its right of first refusal under Article 9 of the Prior Agreement with respect to the sale of Common Stock of the Company pursuant to the Hydra Transaction, (b) agrees and confirms that the reduction in the exercise price under the Series A Warrants to be effected by the Amendment to Series A Warrant substantially in the form of Exhibit H to this Agreement shall be in lieu of any adjustment of the exercise price under the Series A Warrant in accordance with its terms in connection with the Hydra Transaction and (c) agrees and confirms that the reduction in the exercise price under the Series B Warrants to be effected by the Amendment to Series B Warrant substantially in the form of Exhibit I to this Agreement shall be in lieu of any adjustment of the exercise price under the Series B Warrant in accordance with its terms in connection with the Hydra Transaction.

     10.14 Counterparts. This Agreement may be executed in two or more counterparts and by different parties in separate counterparts, each in which shall be deemed an original, but all of which together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                   MYO DIAGNOSTICS, INC.

                        By  /S/ GERALD D. APPEL
                            ----------------------------
                             Gerald D. Appel
                             President

                         /S/ GERALD D. APPEL
                         -------------------------------
                        GERALD D. APPEL

                   ONTARIO MUNICIPAL EMPLOYEES
                   RETIREMENT BOARD

                        By  /S/ PETER D. FRIEND
                            ----------------------------
                             Peter D. Friend
                             Portfolio Manager


                        By  /S/ HENRY A. RACHFALOWSKI
                            ----------------------------
                             Henry A. Rachfalowski
                             Vice President

                                       CONSENT

    The undersigned hereby consents and agrees to the execution and delivery of the foregoing Stock Purchase Agreement including, without limitation, any and all provisions thereof which amend, modify, supplement or supersede any provisions of that certain Securities Purchase Agreement, dated as of December 23, 1994, by and among Myo Diagnostics, Inc., Ontario Municipal Employees Retirement Board, Gerald D. Appel and the undersigned.

                         /S/ HERSHEL TOOMIM
                         --------------------------------
                             Hershel Toomim